Coduco, LLC

DISTRIBUTOR SALES AGREEMENT FOR CODUCO BLUETOOTHPOINT.NET SYSTEMS AND RELATED EQUIPMENT

This shall constitute an Agreement made on March 21, 2010 (“Effective Date”) between Portlogic Systems Inc. (“Distributor”) and Coduco, LLC (“Coduco”) whereby the above named Distributor shall be authorized to resell Coduco software and hardware solutions products designated pursuant to the following terms and conditions.

Distributor agrees to:

1 - Distributor accepts a protected and defined territory within its marketing and sales channels. Which is defined as North America and Caribbean.

2 - Acquire one Bluetoothpoint.net Demo System for training and demonstration purposes.

3 - Maintain full-time personnel trained by Coduco, in the proper use and operation of Coduco software and hardware solutions products.

4 - Require its sale representatives to maintain regular contact with its existing and potential users of Coduco products.

5 - Sell, promote, advertise, and demonstrate Coduco products covered under this agreement, giving fair and accurate representation of Coduco products.

6 - Submit an annual business plan that includes:

      A - Yearly sales forecast by quarter. B - Marketing  plan. C - Target markets.

7 - Provide quarterly reports and sales performance and sales plans.

8 - Participate in local target market trade shows demonstrating Coduco products as needed.

10 - 50% of value of each Distributor order of Coduco product shall be paid upon order placement by Distributor. Remaining 50% will be due in 45-60 days. All other arrangements regarding payment conditions must be submitted in writing.

Coduco agrees to:

1 - Sell Distributor those products listed in the Coduco Price List on the terms and conditions therein subject to such changes in products, terms and conditions, as may be made and communicated, from time to time.

2 - Provide technical and sales training to Distributor personnel in support of Distributors marketing plan for products covered by this agreement.

3 - Provide service and technical support during required warranty periods.

4 - Entitle Distributor to use Coduco’s trademarks, trade names, service marks, logos or other marks or symbols (collectively, "Marks") only for the purposes under this Agreement.

5 - Provide any available advertising materials, direct mail and promotional pieces.

6 - Provide sales and marketing assistance to Distributor based on sales performance and availability.

7 - Offer equipment volume discounts and on-site assistance for approved promotional sales events.

8 - Offer Distributor-privileged web site access to check sales promotions, technical support, logistics and other services or new product information as they become available.

9 - All Coduco branded products carry a limited warranty.

It is mutually agreed to and accepted as follows:

1 - This Agreement is not assignable in any way. No Distributor can authorize others to represent themselves as Distributors.

2 - Each party shall defend, indemnify and hold the other party and its affiliates, partners and directors harmless from any and all claims by any other party (including reasonable attorneys’ fees and costs of litigation) resulting from the other party’s own breaches, acts, omissions or misrepresentations, regardless of the form of action.

3 - Products sold by Coduco to Distributor, other then Coduco branded products, are sold with out warranty from Coduco (i.e. computers/printers etc.) except such as is expressly stated. Problems with such products must be resolved with the manufacturer.

This Agreement shall become effective on the Effective Date and shall continue for a term of one (1) year, unless either party terminates this Agreement for cause by submitting thirty (30) days notice in writing to the other.

The Undersigned have read and fully understand the terms and conditions of this Agreement.

PORTLOGIC SYSTEMS INC.

CODUCO, LLC

“Distributor”

“Coduco”

By: /s/ Jueane Thiessen

By: /s/ Petr Holy

Title: Chief Principal Officer

Title: Chief Operating Officer

Date: March 21, 2010

Date: March 21, 2010